Exhibit 24

POWER OF ATTORNEY

Each director of Myers Industries, Inc. (the “Company”) whose signature appears below hereby appoints MICHAEL P. MCGAUGH and MONICA P. VINAY, and each of them, as the undersigned’s attorney-in-fact to sign, in the undersigned’s name and on behalf of each such director and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Company’s Annual Report on Form 10-K (the “Form 10-K”) for the 2022 fiscal year ended December 31, 2022, and likewise to sign and file with the Commission any and all amendments thereto, including any and all exhibits and other documents required to be included therewith, and the Company hereby also appoints MICHAEL P. MCGAUGH and MONICA P. VINAY, and each of them, as its attorney-in-fact with like authority to sign and file the Form 10-K and any amendments thereto, granting to such attorneys-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorneys-in-fact or their substitutes may do by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument to be effective as of March 1, 2023.

/s/ Yvette Dapremont Bright	Director
YVETTE DAPREMONT BRIGHT

/s/ Sarah R. Coffin	Director
SARAH R. COFFIN

/s/ Ron DeFeo	Director
RON DEFEO

/s/ William A. Foley	Director
WILLIAM A. FOLEY

/s/ Jeffrey Kramer	Director
JEFFREY KRAMER

/s/ F. Jack Liebau, Jr.	Director
F. JACK LIEBAU, JR.

/s/ Bruce M. Lisman	Director
BRUCE M. LISMAN

/s/ Lori Lutey	Director
LORI LUTEY

/s/ Michael P. McGaugh	Director
MICHAEL P. MCGAUGH